SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2007

Ivany Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27645	88-0258277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8720 Dufrost, St Leonard, Quebec, Canada	H1P 2Z5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 514-325-4567

________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Appointment of Certain Officers.

On October 15, 2007, the board of directors appointed Fred Fisher to serve as a director.

Mr. Fisher is President, CEO, and a Director of Hi Ho Silver Resources. He was the key figure in creating Hi Ho Silver in April of 2005 and bringing it public on the CNQ Stock Exchange on August 31, 2006 and co-listing the Company on the Frankfurt Stock Exchange in November of 2006. Mr. Fisher was the person who identified and acquired the option to earn Hi HO's interest in the Carmi Molybdenum project and the subsequent 3 additional properties.  From June 2003 to November 2005 he was President, CEO, Treasurer, CFO and a Director of Golden Hope Resources Corporation, and mineral exploration company. Since December 2004, he has been a director of Bell Weather Precious Metals Inc. Prior to this, Mr. Fisher assisted numerous companies with raising capital, investor relations and mergers and acquisition on a private consulting basis. From 1986-1989 Mr. Fisher was a stockbroker at Jefferson Securities in Vancouver, B.C.  Mr. Fisher received his B.A degree from York University in 1984.

 There are no family relationships between Mr. Fisher and any of our directors or executive officers.

Mr. Fisher has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ivany Mining Inc.

/s/ Derek Ivany
Derek Ivany
Chief Executive Officer

Date: October 18, 2007